Exhibit 4.5.2
AMENDMENT No. 5 TO PURCHASE AGREEMENT COM0384-14
INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(iv) OF REGULATION S-K BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.
This Amendment No.5 (the "Amendment No.5") dated as of December 14th, 2018 is between Embraer S.A. ("Embraer") and Azul Finance 2 LLC ("Buyer’ ), collectively referred to herein as the “Parties", and constitutes an amendment and modification to Purchase Agreement COM0384-14 dated December 30, 2014, as amended from time to time (the "Purchase Agreement").
AII capitalized terms not otherwise defined herein shall have the same meaning when used herein as provided in the Purchase Agreement and in case of any conflict between this Amendment No.5 and the Purchase Agreement, this Amendment No.5 shall control.
WHEREAS, this Amendment No. 5 sets forth additional agreements between Embraer and Buyer relative to Buyer’s purchase of additional Embraer E195-E2.
NOW, THEREFORE, for good and valuable consideration. which is hereby acknowledged by the Parties, Embraer and Buyer agree as 1ollows:
1.    SUBJECT
Article 2.1 shall be deleted and replace in its entirety as follows’
[*****]
2.    PRICE
The article 3.1 is hereby deleted and replaced entirely by the following:
[*****]
3.    PAYMENT
Article 4 of the Purchase Agreement shall be modified to read as follows :
“4.    PAYMENT
4.1    To secure the Aircraft delivery positions set forth in Article 5 and to ensure delivery of Aircraft in accordance with the delivery schedule set forth in ArticIe 5, Buyer shall pay Embraer 1or each Aircraft the amounts set forth in Article 3 in accordance with the terms and conditions contained Un this Article 4. The Parties acknowledge that each of the Aircraft and the corresponding delivery positions have been reserved for purchase by Buyer and such Aircraft have been removed from the market. The amounts specified in Article 3 shall be paid by Buyer by wire transfer in immediate available USD funds, to a bank account to be timely informed by Embraer.

Amendment No. 5 to PA COM0384-14	Page 1 de 5
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The Aircraft Purchase Price for each Aircraft shall be pa d by Buyer, as follows:
4.1.1    [*****]1
4.1.2    [*****]
4.1.3    [*****]
4.1.4    [*****]
4.1.5    [*****]
4.1.6    [*****]
4.2        In the event Buyer fails to pay any amount payable as set forth in Articles 4.1.1 through 4.1.5 hereunder on the relevant due date, Buyer shall pay to Embraer [*****]
4.3    Without prejudice to the payment of interest on late payments set forth above, should Buyer fail to make any payment under Article 4.1 above [*****]
4.4    Net payments: all payments to be made by Buyer under this Agreement shall be made without any set off or withholding whatsoever, except for any taxes, fees, imposts, duties or charges, that are the responsibility of Embraer pursuant to Article 17 . If Buyer is obliged by law to make any deduction or withholding from any such payment, the amount due from Buyer in respect of such payment shall be increased to the extent necessary to ensure that, after the making of any such deduction or withholding, Embraer receives a net amount equal to the amount Embraer would have received had no such deduction or withholding been required to be made.
4.5    Payment Date: unless otherwise agreed by the Parties in writing, payment of the amounts referred in Articles 4.1.3, 4.1.4 and 4.1.5, shall be made by Buyer on or before the last Business Day prior to the last Day of the month on which each of such payments is due.
4.6    Non-refundable payments: except as expressly determined otherwise in this Agreement, or as required by law, all payments made by Buyer to Embraer hereunder shall be non-refundable.”
4.    DELIVERY
The Attachment E to the Purchase Agreement is hereby deleted and replaced in lts entirety by the Attachment “E” to this Amendment No. 5.
5.    CHANGES
The Article 11.4.2 is hereby deleted and replaced in its entirety by the following:
[*****]
6.    ASSIGNMENT
Article 14 of the Purchase Agreement shall be modified to read as follows:
“14. ASSIGNMENT
14.1.    [*****]
14.2.    [*****]
14.3    [*****]
1 [*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Amendment No. 5 to PA COM0384-14	Page 2 de 5
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14.4    Except as provided for in relation to the Permitted Assignees above, any of Buyer’s rights and obligations under this Purchase Agreement shall not be assigned without Embraer’s previous written consent, which shall not be unreasonably wíthheld.
14.5    [*****]
14.6    [*****]
14.7    Buyer will represent to the benefit of Embraer at the time of the assignment that such assignment contemplated at the time and permitted under this Article 14 shall not cause any adverse change to the interests, rights or obligations of Embraer under this Agreement.
7.    TERMINATION
Article 20 of the Purchase Agreement shall be modified to read as follows:
“20. TERMINATION
Should either Party 1aiI to comply partially or completely with its obligations hereunder, the other Party shall be entitled to give notice of such failure and to require that such failure be remedied within the period specified in that notice, which period shall not be less than thirty (30) Days. Should such failure not be remedied within the period so specified, then the Party who gave notice of such failure shall be entitled to terminate this Agreement. Should termination occur in accordance with the foregoing, the defaulting Party shall pay to the non-defaulting Party an amount determined by mutual agreement or by law. The foregoing provision shall not apply in any circumstance where a specific right of termination is made available hereunder or will be made available hereunder upon the expiration of a specific period oT time and such speciTic right shall be exclusive in the given circumstance. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY IN ANY CIRCUMSTANCE HEREUNDER FOR ANY CONSEQUENTIAL DAMAGES, LOSS OF PROFITS, LOSS OF REVENUE, LOSS OF USE AND INCREASED COSTS OR PUNITIVE DAMAGES OR INDIRECT OR INCIDENTAL DAMAGES WHICH MAY ARISE OUT OF, OR BE CONNECT ED TO, ANY BREACH OR DEFAULT UNDER OF ANY TERM, CONDITION, COVENANT, WARRANTY, OR PROVISION OF THIS AGREEMENT, AND WHICH EITHER PARTY WOULD OTHERWISE BE ENTITLED TO UNDER ANY APPLICABLE LAW, INCLUDING BUT NOT LIMITED TO ANY CLAIMS SOUNDING IN CONTRACT, TORT, EQUITY OR STATUTE.
20.2    Buyer and Embraer shall have the right to terminate this Agreement in respect to the relevant Aircralt, [*****]
(i) [*****]
(ii) [*****]
20.3 [*****]
20.4 [*****]
20.5    This Agreement shall be immediately terminated if a Bankruptcy Event of Default occurs. A Bankruptcy Event of Default means any of the following:
(i)    [*****]
(ii)    [*****]
20.6    [*****] 2
2 [*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Amendment No. 5 to PA COM0384-14	Page 3 de 5
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8.    PURCHASE RIGHT AIRCRAFT
Article 21 of the Purchase Agreement shall be modified to read as follows:
21.1    [*****]
21.2    Subject to no material default on the part o1 the Buyer having occurred and continuing on the date of exercise, the right to purchase each of the Purchase Right Aircraft shall be initiated by means of a written notice from Buyer to Embraer stipulating a desired delivery month and year as well as the Aircraft type to be purchased (the “Buyer’s Notice”), and such right is subject to the existence of enough production capacity at Embraer to comply with Buyer’s desirable delivery schedule.
21.3    In case Embraer has not received the Buyer“s Notice for all Purchase Right Aircraft [*****]
21.4    Following receipt by Embraer of the Buyer s Notice, Embraer shall [*****]
21.5 [*****]
AII other payment terms and conditions not detailed above shall be in accordance with Article 4 of this Agreement, mutatis mutandis.
21.6    The product support package to be applied to the exercised Purchase Right Aircraft shall be in accordance with the terms and conditions contained in Article 2.4 of Attachment "B".
21.7 [*****]3
21.8 [*****]
9.    INCLUSION OF THE ATTACHMENTS
As a result of the changes referred above, the Attachments "A2" and "11" are hereby included in the Purchase Agreement.
10.    ATTACHMENTS CHANGE
As a result of the changes referred above, the Attachments "A", "A1", "B", "C", "D", "E", "F", "G", "H", "I" to the Purchase Agreement are hereby deleted and replaced in its entirety by the Attachment "A"," A1”, "A2", "B", "C", "D", "E", "F", "G", "H", "I", "I1"to this Amendment No. 5, which shall be deemed to be Attachments “A", "A1", "B", "C", "D", "E". "F", "G", "H", "I" for all purposes under the PurGhase Agreement.
11.    REINSTATEMENT OF PURCHASE AGREEMENT
AII other provisions and conditions of the referenced Purchase Agreement, as well as its related Attachments, which are not specifically modified by this Amendment No. 5 shall remain in full force and effect without any change.
12.    COUNTERPARTS
This Amendment No. 5 may be signed by the Parties hereto in any number of separate counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and ali of which when taken together shall constitute one and the same instrument.
This Amendment No. 5 may be signed by facsimile with originais duly signed to follow by an internationally recognized courier.
3 [*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Amendment No. 5 to PA COM0384-14	Page 4 de 5
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[INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Embraer and Buyer, by their duly authorized officers. have entered into and executed this Amendment No. 5 lo be effective as of the date first wri1ten above.

EMBRAER S.A.	Azul Finance 2 LLC

By: /s/ Mouro Kern	By:
Name: Mouro Kern	Name:
Title: Vice-President Executivo de Engenharia e Tecnologia	Title:

By:
Name: Simon Newitt
Title: Vice President, Contracts Commercial Aviation

Place: São José dos Campos - SP	Place:
BRAZIL

Amendment No. 5 to PA COM0384-14	Page 5 de 5
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INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(iv) OF REGULATION S-K BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.
This Amendment No. 6 (the "Amendment No. 6") dated as of November 20, 2019 is between Embraer S.A. ("Embraer") and Azul Finance 2 LLC ("Buyer"), collectively referred to herein as the “Parties", and constitutes an amendment and modification to Purchase Agreement COM0384-14 dated December 30, 2014, as amended from time to time (the "Purchase Agreement").
AIP capitalized terms not otherwise defined herein shall have the same meaning when used herein as provided in the Purchase Agreement and in case of any conflict between this Amendment No. 6 and the Purchase Agreement, this Amendment No. 6 shall control.
WHEREAS, Buyer has requested and Embraer has agreed to anticipate the Contractual Delivery Date of certain Aircraft;
NOW, THEREFORE, for good and valuable consideration, which is hereby acknowledged by the Parties, Embraer and Buyer agree as follows:
1. DELIVERY
The Attachment E to the Purchase Agreement is hereby deleted and replaced in its entirety by the Attachment E to this Amendment No. 6.
2. REINSTATEMENT OF PURCHASE AGREEMENT
AII other provisions and conditions of the referenced Purchase Agreement, as well as its related Attachments, which are not specifically modified by this Amendment No. 6 shall remain in full force and effect without any change.
3. COUNTERPARTS
This Amendment No. 6 may be signed by the Parties hereto in any number of separate counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and all of which when taken together shall constitute one and the same instrument.
This Amendment No. 6 may be signed by facsimile with originals duly signed to follow by an internationally recognized courier.

Amendment No. 6 to PA COM0384-14 COM0996-19	Page 1 de 3

[INTENTIONALLY LEFT BLANK — SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Embraer and Buyer, by their duly authorized officers, have entered into and executed this Amendment No. 6 to be effective as of the date first written above.

EMBRAER S.A.	Azul Finance 2 LLC

By: /s/ John Slattery	By: /s/ John Peter Rodgerson
Name: John Slattery	Name: John Peter Rodgerson
Title: President & CEO Commercial Aviation	Title: President

By: /s/ Simon Newitt
Name: Simon Newitt
Title: Vice President, Contracts Commercial Aviation

Place: São José dos Campos - SP	Place: Barueri - SP
BRAZIL

Amendment No. 6 to PA COM0384-14 COM0996-19	Page 1

Aircraft Delivery Schedule (ref. Purchase Agreement Article 5)

Aírcraft	Delívery Date	Aircraft	Delivery Date
1	[*****]	27	[*****]
2	[*****]	28	[*****]
3	[*****]	29	[*****]
4	[*****]	30	[*****]
5	[*****]	31	[*****]
6	[*****]	32	[*****]
7	[*****]	33	[*****]
8	[*****]	34	[*****]
9	[*****]	35	[*****]
10	[*****]	36	[*****]
11	[*****]	37	[*****]
12	[*****]	38	[*****]
13	[*****]	39	[*****]
14	[*****]	40	[*****]
15	[*****]	41	[*****]
16	[*****]	42	[*****]
17	[*****]	43	[*****]
18	[*****]	44	[*****]
19	[*****]	45	[*****]
20	[*****]	46	[*****]
21	[*****]	47	[*****]
22	[*****]	48	[*****]
23	[*****]	49	[*****]
24	[*****]	50	[*****]
25	[*****]	51	[*****]
26	[*****]
4

4 [*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Amendment No. 6 to PA COM0384-14 COM0996-19	Page 2